SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2004

MICRON ENVIRO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

NEVADA

98-0202944

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The following information specifies forward-looking statements of our management. Forward-looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We are extremely pleased to announce that we have signed a Letter Agreement to participate in an oil project located in Alberta, Canada, subject to execution of a mutually acceptable operating agreement and receipt of an Authorization for Expenditure.  One well on this prospect produced over 30,000 barrels of oil over 23 months of production. We would acquire a 25% working interest in this prospect.  Operations on this prospect are expected to commence within two weeks.

Alberta accounts for 55% of Canada's oil production.  Alberta’s crude oil and equivalent production was 1,534,000 barrels per day in 2003.  One half of Alberta’s oil and gas is exported to the US, providing 5% of US oil consumption and 12% of natural gas consumption.  The Oil and Gas Journal reported that Canada ranks second largest, only behind Saudi Arabia, in terms of global proven crude oil reserves at 15% of world reserves.  The majority of these reserves are found in Alberta.

We are making a more concerted effort to market ourselves to prospective shareholders.  The marketing campaign will occur throughout the coming months as drilling results from our Texas and Canadian prospects are announced.

Bernard McDougall, our president stated, “We are continuing to make every effort to grow the company.  Acquiring this new prospect located in a world-class oil and gas region only adds to our growth potential.  The 25% working interest negotiated in this prospect may substantially add to our future revenue.  This is the second prospect in Alberta that MSEV has signed in the past two weeks.   MSEV is currently negotiating on other prospects.  Our drilling program on the Martex Prospect, in Texas, is scheduled to commence drilling within seven days.  When all these factors are taken into account, we feel that MSEV has embarked on an aggressive drilling program to build the company’s revenue.  It is possible that MSEV may be drilling on three separate oil and gas prospects this month.  The last time MSEV was able to announce drilling results for a Canadian prospect the shares traded from 2.7 cents to a high of 8.7 cents within two days and traded over 24,500,000 shares on each of those two days.  This occurred when the company had only four wells in production, no marketing campaign, and oil and gas prices were at much lower levels than today.  Our goal is to become a mid-range oil and gas company and we are making every effort to bring this goal to fruition.”

Operations are expected to commence within the next two weeks on the Red Water gas prospect in Alberta.  The prospect consists of one initial well, with the potential to drill multiple wells if the first well is successful.  The formation of primary interest on this property is the Viking Sands, which is gas productive throughout the immediate area.  Recently, the Viking zones have been tested and produced gas in a number of wells in the immediate area of the prospect.  Drill stem tests have resulted in flows in excess of 12,000,000 feet of gas per day.

Due to continued rain, drilling on the Stuart Wells in Texas has been further delayed.  We have already paid for drilling costs on the next three wells. The first five wells drilled on this prospect were successfully put into commercial production.  The operator has informed us that they expect drilling to commence within seven days.

We are an emerging oil and gas company that has both oil and gas producing properties. Our goal is to become a mid-range oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. We currently have 15 independent sources of oil and/or gas revenue.  Our production is from nine oil wells in Canada, and six wells producing oil and/or gas wells in Texas.  We are presently involved in four separate multi-well oil and gas prospects, and we continue to look for additional projects that would contribute to building our market capitalization.

If you have any questions, please call us at (604) 646-6903.  If you would like to be added to our update email list, please send an email to ir@micronenviro.com requesting to be added.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         December 15, 2004